UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      February 11, 2015

ANIXTER INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	94-1658138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File Number: 001-10212

2301 Patriot Blvd.
Glenview, Illinois 60026
(224) 521-8000
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 11, 2015, Anixter International Inc. (the "Company"), through its wholly-owned subsidiary Anixter Inc. entered into a definitive Asset Purchase Agreement with American Industrial Partners (“AIP”) to sell its OEM Supply-Fasteners ("Fasteners") business for $380.0 million in cash, subject to certain post-closing adjustments. The transaction, which was approved by the Company's Board of Directors, is expected to close during the second quarter of 2015, subject to customary closing conditions and regulatory approval. Following the transaction, the Company will have a sharper strategic focus on its core Enterprise Cabling & Security Solutions ("ECS") and Wire & Cable ("W&C") segments, additional financial flexibility to build on these strong global platforms through organic investments or strategic acquisitions, and allow the Company to continue to deliver long-term value to shareholders.

AIP has also offered to acquire the portion of the Fasteners business in France that has historically supported Fasteners’ global business.

Beginning in the first quarter of 2015, the assets and liabilities of the Fasteners business will be classified as “Assets Held for Sale” and the Company will present the assets, liabilities, and operating results of the Fasteners business as “Discontinued Operations.” Accordingly, all prior periods will be revised to reflect this classification. Upon closing of the transaction, the Company expects to record a gain on the sale, net of taxes.

The foregoing descriptions of the Asset Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Asset Purchase Agreement, a copy of which is attached as Exhibit 10.1.

Item 7.01	Regulation FD Disclosure.

The press release issued by Anixter announcing the sale of its Fasteners business to AIP is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Asset Purchase Agreement, by and between AIP/Fasteners LLC and Anixter Inc., dated February 11, 2015
99.1	Press Release, dated February 12, 2015, of Anixter International Inc., announcing the sale of its OEM Supply - Fasteners segment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANIXTER INTERNATIONAL INC.

Dated: February 13, 2015	By: /s/ Theodore A. Dosch
Theodore A. Dosch
Executive Vice President - Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Asset Purchase Agreement, by and between AIP/Fasteners LLC and Anixter Inc., dated February 11, 2015
99.1	Press Release, dated February 12, 2015, of Anixter International Inc., announcing the sale of its OEM Supply - Fasteners Segment.